Exhibit 4.7

AMENDED AND RESTATED MEMBERS AGREEMENT

This AMENDED AND RESTATED MEMBERS AGREEMENT (this “Agreement”) is made as of September 22, 2008, between CT Technologies Holdings, LLC, a Delaware limited liability company (the “Company”), ABRY Partners VI, L.P., a Delaware limited partnership (“ABRY VI”), ABRY Partners V, L.P., a Delaware limited partnership (“ABRY V”), ABRY Partners V Affiliated Investors, L.P., a Delaware limited partnership (“ABRY AI”), ABRY Investment Partnership, L.P., a Delaware limited partnership (“AIP”), ABRY Senior Equity II, L.P., a Delaware limited partnership (“ASE II”), ABRY Senior Equity II-A, L.P., a Delaware limited partnership (“ASE II-A”), ABRY Senior Equity Co-Investment Fund, L.P., a Delaware limited partnership (“ASE II-C” and together with ASE II and ASE II-A, “ASE”), Ares Capital Corporation, a Maryland corporation (“ARCC”), DLJ Investment Partners III, L.P., a Delaware limited partnership (“DLJ III”), DLJ Investment Partners, L.P., a Delaware limited partnership (“DLJ”), IP III Plan Investors, L.P., a Bermuda limited partnership (“IP”, and together with DLJ III and DLJ, collectively, “Credit Suisse”), New York Life Investment Management Mezzanine Partners II, LP, a Delaware limited partnership (“NYLIM”), NYLIM Mezzanine Partners II Parallel Fund, LP, a Delaware limited partnership (“NYLIM Parallel”, and together with NYLIM, collectively, “NYL”), and Pennant Park Investment Corporation, a Maryland corporation (“PennantPark” and collectively with Credit Suisse and NYL, the “New Mezzanine Investors”) and each of the officers, directors and other holders of Equity Securities of the Company listed on the Schedule of Management Investors attached hereto (each a “Management Investor” and collectively, the “Management Investors”). ABRY VI, ABRY V, ABRY AI and AIP are referred to herein collectively as the “ABRY Investors” and individually as an “ABRY Investor.” ASE and ARCC are referred to herein collectively as the “Mezzanine Investors” and individually as a “Mezzanine Investor.” Credit Suisse, NYL and PennantPark are referred to herein collectively as the “New Mezzanine Investors” and individually as a “New Mezzanine Investor.” The ABRY Investors, the Mezzanine Investors, the New Mezzanine Investors, the Management Investors and all other Persons who from time to time may be parties to this Agreement (other than the Company) are collectively referred to as the “Members” and individually as a “Member.” Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 1 hereof.

WHEREAS, on December 29, 2006, in connection with the acquisition of Companion Technologies Corporation pursuant to the Stock Purchase Agreement dated as of December 31, 2006 by and among Blue Cross and Blue Shield of South Carolina and the Company, the Company issued (i) Series A Shares to certain ABRY Investors and certain Management Investors pursuant to the Investor Securities Purchase Agreement dated as of December 29, 2006 (as in effect from time to time, the “Initial Investor Securities Purchase Agreement”); and (ii) Series B Shares to certain Management Investors pursuant to various Incentive Share Purchase Agreements each dated as of December 29, 2006 (as in effect from time to time, collectively, the “Initial Incentive Share Purchase Agreements”), and at such time such ABRY Investors and Management Investors (the “Initial Members”) were admitted as Members of the Company;

WHEREAS, on June 15, 2007, in connection with the acquisition of Smart Document Solutions, LLC (“SDS”) pursuant to the Securities Purchase Agreement dated as of May 15, 2007 by and among SDS, the Company and the other parties thereto (as amended), the

Company issued (i) Senior Preferred Shares and Series C Shares to the Mezzanine Investors pursuant to the Securities Purchase Agreement dated as of June 15, 2007 by and among the Company and the Mezzanine Investors (as in effect from time to time, the “Senior Preferred Purchase Agreement”); and (ii) Series A Shares to certain investors pursuant to the terms of the Investor Securities Purchase Agreement dated as of June 15, 2007 by and among the Company and such investors (as in effect from time to time, the “SDS Investor Securities Purchase Agreement”), and in the case of clause (i), the Mezzanine Investors were admitted as Members of the Company;

WHEREAS, as of the date hereof, in connection with the acquisition of ChartOne, Inc. (“ChartOne”) pursuant to the Agreement and Plan of Merger dated as of August 4, 2008 by and among ChartOne, HealthPort Technologies, LLC, a subsidiary of the Company, and the other parties thereto, the Company will issue Series A Shares to the New Mezzanine Investors and certain other investors pursuant to the terms of the Investor Securities Purchase Agreement dated as of the date hereof by and among the Company and the New Mezzanine Investors and such other investors (as in effect from time to time, the “New Investor Securities Purchase Agreement”) are then to be admitted as Members of the Company;

WHEREAS, from time to time after the date hereof the Company expects to issue Series B Shares to certain employees of the Company or its Subsidiaries pursuant to various Incentive Share Purchase Agreements (as in effect from time to time, collectively, the “New Incentive Share Purchase Agreements”), and at such time such employees will become parties to this Agreement and be admitted as Members of the Company;

WHEREAS, the Company and the Members desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the Company and (ii) limiting the manner and terms by which the Member Shares may be Transferred; and

WHEREAS, this Agreement amends and restates in its entirety the Amended and Restated Members Agreement dated as of June 15, 2007 by and among the Company and the Initial Members (the “Existing Agreement”).

WHEREAS, Section 12 of the Existing Agreement provides that the Existing Agreement may only be amended upon the prior written approval of a Majority of the Members (as defined in the Existing Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby amend and restate the Existing Agreement in its entirety as follows:

Section 1. Definitions.

“ABRY Directors” has the meaning set forth in Section 2(a) hereof.

“ABRY AI” has the meaning set forth in the preamble.

“ABRY Investors” has the meaning set forth in the preamble.

“ABRY Investor Shares” means all Equity Securities of the Company held by any of the ABRY Investors or their respective Permitted Transferees.

“ABRY V” has the meaning set forth in the preamble.

“ABRY VI” has the meaning set forth in the preamble.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“AIP” has the meaning set forth in the preamble.

“Approved Company Sale” has the meaning set forth in Section 5(a) hereof.

“Approving Holders” has the meaning set forth in Section 5(a) hereof.

“ARCC” has the meaning set forth in the preamble.

“ARCC Credit Agreement” means that certain Revolving Credit Agreement dated as of December 28, 2005, by and among ARCC, as borrower, and ARCC Lender, as lender, as amended, restated, amended and restated, substituted, replaced or refinanced from time to time.

“ARCC Lender” means any lender under the ARCC Credit Agreement or any trustee or custodian acting on their behalf.

“ASE” has the meaning set forth in the preamble.

“ASE II” has the meaning set forth in the preamble.

“ASE II-A” has the meaning set forth in the preamble.

“ASE II-C” has the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company established in the LLC Agreement.

“Board Observer” has the meaning set forth in Section 2(d) hereof.

“Business Day” means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or the Commonwealth of Massachusetts.

“CEO Director” has the meaning set forth in Section 2(a) hereof.

“Company” has the meaning set forth in the preamble.

“Company Loss” has the meaning set forth in Section 5(a) hereof.

“Company Reps” has the meaning set forth in Section 5(a) hereof.

“Continuing Series C Share Holder” means ARCC at any time when ARCC, together with its Affiliates, holds Series C Shares that constitute at least 80% of the Series C Shares held by ARCC on the date of this Agreement.

“Eligible Member” has the meaning set forth in Section 9(a) hereof.

“Equity Securities” of a Person means, as applicable, (i) any capital stock, membership interests or other share capital of such Person, (ii) any securities of such Person directly or indirectly convertible into or exchangeable for any capital stock, membership interests or other share capital of such Person or containing any profit participation features with respect to such Person, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person or directly or indirectly to subscribe for or to purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person, (iv) any share appreciation rights, phantom share rights or other similar rights relating to such Person, (v) any Equity Securities of such Person issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (vi) solely in the case of Section 9, any (x) loans incurred or debt securities issued (A) in connection with the substitution, replacement or refinancing of Indebtedness outstanding under the Note Purchase Agreement or (B) that would be pari passu in right of payment with, or subordinated in right of payment to, Indebtedness outstanding under the Note Purchase Agreement or Indebtedness described in clause (A), (y) Subordinated Debt (as defined in the Note Purchase Agreement) permitted to be incurred under the Note Purchase Agreement and (z) loans incurred or debt securities issued pursuant to Section 7.16(xvi) of the Note Purchase Agreement.

“Family Group” means, with respect to any individual, such individual’s parents, spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or such individual’s spouse and/or descendants.

“Incentive Share Purchase Agreements” means, collectively, the Initial Incentive Share Purchase Agreements, and each New Incentive Share Purchase Agreement by and among the Company and certain Persons to whom Series B Shares are issued after the date hereof, as in effect from time to time.

“Investor Securities Purchase Agreements” means, collectively, the Initial Investor Securities Purchase Agreement, the SDS Investor Securities Purchase Agreement and the New Investor Securities Purchase Agreement.

“LLC Agreement” means the Company’s Amended and Restated Limited Liability Company Agreement dated as of the date hereof, as in effect from time to time.

“Management Directors” has the meaning set forth in Section 2(a)(iii) hereof.

“Management Investors” has the meaning set forth in the preamble.

“Management Investor Shares” means all Equity Securities of the Company held by any of the Management Investors or their respective Permitted Transferees.

“Member Shares” means all Equity Securities of the Company (other than any Senior Preferred Shares) held by any party to this Agreement or its Permitted Transferees.

“Member(s)” has the meaning set forth in the preamble.

“Mezzanine Director” has the meaning set forth in Section 2(a)(ii) hereof.

“Mezzanine Investor(s)” has the meaning set forth in the preamble.

“Mezzanine Investor Shares” means all Member Shares of the Company held by any of the Mezzanine Investors or their respective Permitted Transferees.

“Note Purchase Agreement” means that certain Note Purchase Agreement dated as of the date hereof by and among CT Technologies Intermediate Holdings, Inc. and the New Mezzanine Investors, as amended, restated, amended and restated, substituted, replaced or refinanced from time to time.

“Notice Period” has the meaning set forth in Section 4(c) hereof.

“Offer Notice” has the meaning set forth in Section 4(c) hereof.

“New Mezzanine Investors” has the meaning set forth in the preamble.

“New Mezzanine Investor Shares” means all Equity Securities of the Company held by any of the New Mezzanine Investors or their respective Permitted Transferees.

“Other Members” has the meaning set forth in Section 4(c) hereof.

“Participating Members” has the meaning set forth in Section 4(b) hereof.

“PennantPark” has the meaning set forth in the preamble.

“PennantPark Credit Agreement” means that certain Corporate Revolving Credit Agreement dated June 25, 2007 by and between PennantPark, as borrower, and PennantPark Lender, as lender, as amended, restated, amended and restated, substituted, replaced or refinanced from time to time.

“PennantPark Lender” means any lender under the PennantPark Credit Agreement or any trustee or custodian acting on their behalf.

“Permitted New Mezzanine Investor” means (i) any New Mezzanine Investor, (ii) any of such New Mezzanine Investor’s Permitted Transferees, (iii) any Person that acquires substantially all of the assets of such New Mezzanine Investor, and (iv) any partner, member or equity holder of such New Mezzanine Investor and any liquidating trust established in connection with the liquidation, dissolution and winding up of such New Mezzanine Investor for the purpose of holding the assets for the benefit of such partners, members or equity holders.

“Permitted Transferee” has the meaning set forth in Section 4(c) hereof.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Points” has the meaning set forth in the LLC Agreement.

“Public Offering” has the meaning set forth in Section 7 hereof.

“Purchase Agreement” has the meaning set forth in the preamble.

“Qualified Public Offering” shall mean a firm underwritten offering of the Company pursuant to a registration statement under the Securities Act (a) of common Capital Stock having an aggregate gross offering price of at least $50,000,000, and (b) after which the Company’s common Equity Securities will be traded on a U.S. national securities exchange or on the Nasdaq.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of the date of this Agreement among the Company and its Members, as in effect from time to time.

“Sale of the Company” means the consummation of any merger or consolidation of the Company with or into any other Person or any sale of all or substantially all of the ownership interests (other than the Senior Preferred Shares) or assets of the Company (other than a transaction following which the holders of the outstanding membership interests of the Company prior to such transaction together own a majority of the outstanding ownership interests of the surviving corporation or business entity).

“Sale Notice” has the meaning set forth in Section 4(a) hereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Preferred Shares” has the meaning set forth in the LLC Agreement.

“Series A Shares” has the meaning set forth in the LLC Agreement.

“Series B Shares” has the meaning set forth in the LLC Agreement.

“Series C Majority” means holders of a majority of the Series C Shares; provided that such approving holders must include ARCC if at the time such action is approved ARCC is a Continuing Series C Share Holder.

“Series C Shares” has the meaning set forth in the LLC Agreement.

“Significant Subsidiary” means (a) any Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the date of this Agreement and (b) any Subsidiary that, when aggregated with all other Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.1(g)(v) or Section 6.1(g)(vi) of the Senior Preferred Purchase Agreement has occurred and is continuing, would constitute a Significant Subsidiary under clause (a) of this definition.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Successor Corporation” has the meaning set forth in Section 7 hereof.

“Transfer” has the meaning set forth in Section 4(a) hereof.

“Transfer Notice” has the meaning set forth in Section 4(c) hereof.

“Transferring Holder” has the meaning set forth in Section 4(b) hereof.

“Transferring Mezzanine Member” has the meaning set forth in Section 4(c) hereof.

Section 2. Board of Directors.

(a) Until the provisions of this Section 2 cease to be effective, each Member shall vote all of his or its Member Shares which are entitled to vote and over which such Member has voting control and shall take all other necessary or desirable actions within his or its control (whether in his or its capacity as a member, manager, director, member of a committee of the Board, or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all reasonably necessary or desirable actions within its control (including calling special Board and member meetings), so that:

(i) two (2) directors (the “ABRY Directors”) designated by the ABRY Investors owning a majority of the ABRY Investor Shares held by all ABRY Investors shall be elected to the Board. The ABRY Directors shall initially be Jay Grossman and Erik Brooks;

(ii) so long as Senior Preferred Shares are outstanding, one (1) director (the “Mezzanine Director”) designated by the holders of Series C Shares constituting a Series C Majority shall be elected to the Board. The Mezzanine Director shall initially be Hilary Grove;

(iii) two (2) directors, or such larger number of directors as shall be determined by the Board of Directors from time to time in accordance with the LLC Agreement (the “Management Directors”) designated by the Management Investors, one of whom shall be the Chief Executive Officer of the Company (initially, Patrick J. Haynes, III) (the “CEO Director”) and the other of whom shall initially be Michael Labedz, shall be elected to the Board;

(iv) (A) any ABRY Director may be removed as a director at the written request of the ABRY Investors then entitled to designate such ABRY Director as provided in Section 2(a)(i); provided that no ABRY Director will be removed from such position except as provided in this clause (iv)(A), (B) the Mezzanine Director may be removed as a director at the written request of the holders of Series C Shares then entitled to designate the Mezzanine Director as provided in Section 2(a)(ii); provided that the Mezzanine Director will not be removed from such position except as provided in this clause (iv)(B); (C) the CEO Director shall be removed as a director automatically and without further action of the Members if such CEO Director ceases to be the Chief Executive Officer of the Company; and (D) any Management Director other than the CEO Director shall be removed as a director automatically and without further action of the Members if such Management Director ceases to be employed by the Company or any of its Subsidiaries; and

(v) if (A) any ABRY Director or Mezzanine Director ceases to serve as a director during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated as provided in Section 2(a)(i) or Section 2(a)(ii), as applicable; (B) the CEO Director ceases to serve as a director during his or her term of office, the resulting vacancy on the Board shall be filled by (x) the next individual appointed Chief Executive Officer of the Company, or (y) until such an individual is appointed Chief Executive Officer, an individual (if any) as determined by the ABRY Investors; and (C) if any Management Director other than the CEO Director ceases to serve as a director during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated as provided in Section 2(a)(iii) after consultation with the ABRY Investors.

(b) The Company shall pay or reimburse the reasonable out-of-pocket expenses incurred by each director of the Board in connection with attending the meetings of the Board and any committee thereof.

(c) The Board shall maintain a set of standards of business conduct which shall establish reasonable and prudent policies and guidelines for the Company, its Subsidiaries and their employees, including with respect to the following matters: conflicts of interest, ethical practices, trade regulation, payment and procurement policies, legal compliance, employment discrimination, sexual harassment and environmental management.

(d) Observer Rights. ARCC (so long as it is a Continuing Series C Share Holder) and each of Credit Suisse, NYL and PennantPark (so long as such New Mezzanine Investor holds Series A Shares that constitute at least 50% of the Series A Shares acquired by such New Mezzanine Investor on the date hereof) shall have the right to designate a separate individual (the “Board Observer”) to attend (in person or telephonically, at such individual’s option) each meeting of the Board and the board of directors of each of the Company’s Significant Subsidiaries (a “Sub Board”) and any committee of any such board of directors; provided that each Member entitied to designate a Board Observer will notify the Company from time to time of the identity of the Board Observer and his or her address (including facsimile number) for notice and other communications; provided, further, that the Board Observer may be excluded from any such meeting to the extent that the Board or Sub Board (or such committee) determines in good faith that such exclusion is required to preserve any evidentiary privilege or any portion of any such meeting during which the respective interests of the Company and its Subsidiaries and those of such Member, as to the matter(s) to be discussed or actions to be taken during such portion of such meeting, materially conflict (in the good faith judgment of the Board or such Sub Board). The Company will send, or cause to be sent, to each such Member the notice of the time and place of any such meeting in the same manner and at the same time as notice is sent to the members of the Board, such Sub Board or such committee, as the case may be. The Company shall also provide, or cause to be provided, to each such Member copies of all notices, reports, minutes and other documents and materials at the same time and in the same manner as they are provided to the members of each the Board, such Sub Board or such committee; provided that the failure to deliver or make available one or more of the items described in this sentence or the preceding sentence will have no impact on the validity of any action taken by the Board, such Sub Board or such committee. If the Company or any of its Significant Subsidiaries proposes to take any action by written consent in lieu of a meeting of its board of directors or any committee thereof, the Company or such Significant Subsidiary shall provide a copy thereof to each such Member in the same manner and at the same time as notice is sent to the members of the Board, the applicable Sub Board or such committee, as the case may be; provided that the failure to deliver or make available one or more of the items described in this sentence will have no impact on the validity of any action taken by the Board, such Sub Board or committee. The Company shall reimburse, or cause one of its Subsidiaries to reimburse, each Board Observer for all reasonable, documented out-of-pocket costs incurred by him or her in connection with traveling to and from and attending such meetings of the Board, each such Sub Board or any committees thereof.

(e) The provisions of this Section 2 shall terminate automatically and be of no further force and effect upon a Qualified Public Offering or a Sale of the Company.

Section 3. Representations and Warranties. Each Member represents and warrants that (i) such Member is the record owner of the number and type of Member Shares set forth opposite such Member’s name on the Schedule of ABRY Investors, Schedule of Mezzanine

Investors, Schedule of New Mezzanine Investors or Schedule of Management Investors, as the case may be, attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Member and constitutes the valid and binding obligation of such Member, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies, and (iii) such Member has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Member Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

Section 4. Restrictions on Transfer of Member Shares.

(a) Transfer of Member Shares. Subject to the following sentence, a holder of Member Shares may directly or indirectly sell, transfer, assign, pledge, hypothecate or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a “Transfer”) any interest in his or its Member Shares to any Person, subject to compliance with the applicable terms and conditions of this Section 4 (including a Transfer to a Permitted Transferee) and the LLC Agreement. Except for a Transfer of Member Shares made pursuant to (i) any Incentive Share Purchase Agreement pursuant to which the Company issued such Member Shares, (ii) the applicable provisions of this Section 4 (including a Transfer to a Permitted Transferee) or (iii) Section 5 hereof, no Management Investor or Other Investor may Transfer any Member Shares or interest therein unless such Transfer is approved in advance in writing by the ABRY Directors and otherwise complies with the LLC Agreement.

(b) Participation Rights. Not fewer than 30 days prior to making any Transfer of ABRY Investor Shares or Mezzanine Investor Shares (in each ease other than a Transfer by a Participating Member in a Transfer conducted in accordance with Section 4(b)), the holder of the Member Shares to be Transferred (the “Transferring Holder”) shall deliver written notice (the “Sale Notice”) to all other Members (as applicable, the “Other Members”). The Sale Notice shall disclose in reasonable detail the identity of the prospective Transferee(s), the number and class of Member Shares to be Transferred and the terms and conditions of the proposed Transfer. The Transferring Holder shall not consummate any such Transfer until 30 days after the Sale Notice has been given to the Company and to the Other Members entitled to receive such Sale Notice, or, if earlier, the date upon which the parties to the Transfer have been finally determined pursuant to this Section 4 (such 30th day or earlier date being the “Authorization Date”). Each Other Member may elect to participate in the proposed Transfer and on the same terms (subject to Section 6 hereof) by delivering written notice to the Transferring Holder within 20 days after delivery of the Sale Notice. If any Other Member elects to participate in such Transfer, then each such Member (each a “Participating Member”) shall be entitled to include in the proposed Transfer on the same terms (subject to Section 6 hereof), a percentage of the Member Shares of each series of Member Shares held by such Participating Member that is equal to the quotient determined by dividing (x) the total number of Points for the Member Shares to be included in the proposed Transfer by (y) the aggregate number of Points for the outstanding Member Shares. The Transferring Holder shall use its best efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Participating Members in any contemplated Transfer and to the inclusion of their respective Member Shares in the contemplated Transfer, and the

Transferring Holder shall not Transfer any of its Member Shares to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Participating Members or the inclusion of such Participating Member’s Member Shares sought to be included pursuant to this Section 4(b). Each Member Transferring Member Shares pursuant to this Section 4(b) shall pay its share (as described in Section 6 hereof) of the expenses incurred by the Members in connection with such Transfer and shall be obligated to join (on a several, but not joint and several, basis) in and bear its share (as described in Section 6 hereof) of any indemnification or other obligations that the Transferring Holder agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular Member such as indemnification with respect to representations and warranties given by a Member regarding such Member’s title to and ownership of Member Shares); provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the Transferees with respect to an amount in excess of the total consideration received by such holder in connection with such Transfer.

(c) Limited First Offer Right. If any holder of Mezzanine Investor Shares intends to Transfer any of such Mezzanine Investor Shares or an interest therein (other than a Transfer to an ABRY Investor pursuant to this Section 4(c) or a Transfer by a Participating Member conducted in accordance with Section 4(b)), the holder of such Mezzanine Investor Shares (the “Transferring Mezzanine Member”) shall deliver written notice to the Company and the ABRY Investors of such intention. Any such notice (a “Transfer Notice”) shall disclose the number and class of Mezzanine Investor Shares proposed to be Transferred. At any time within 30 days after delivery of a Transfer Notice (each, a “Notice Period”), the ABRY Investors may make an offer to purchase all (but not less than all) of the Mezzanine Investor Shares specified in such Transfer Notice, by delivering written notice (the “Offer Notice”) to the Transferring Mezzanine Member setting forth the cash purchase price proposed to be paid by the ABRY Investor(s) and the other material terms and conditions of such offer. If the ABRY Investors do not elect to make an offer to purchase all of the Mezzanine Investor Shares specified in a Transfer Notice, or if the Transferring Mezzanine Member does not accept the terms of the applicable Offer Notice, then subject to compliance with Section 4(b), the Transferring Mezzanine Member may, within 90 days after the expiration of the Notice Period, Transfer all (but not less than all) of such Mezzanine Investor Shares proposed to be sold to the ABRY Investors in the Offer Notice to one or more third parties; provided that, (i) if the ABRY Investor(s) delivered a timely Offer Notice, then the price at which such Mezzanine Investor Shares are so Transferred must be greater than the cash price offered by the ABRY Investor(s) in such Offer Notice and the other non-pricing terms of such Transfer must, in the aggregate, not be materially more favorable to the purchaser(s) of such Mezzanine Investor Shares than the other terms set forth in such Offer Notice, and (ii) whether or not the ABRY Investor(s) delivered a timely Offer Notice, each such transferee must execute as a condition to any such Transfer, and deliver to the Company, an agreement to be bound by this Agreement, the LLC Agreement and the Registration Rights Agreement to the same extent as the Transferring Mezzanine Member is bound with respect to the Mezzanine Investor Shares transferred to such transferee. Any Mezzanine Investor Shares not so transferred within such 90-day period shall be reoffered to the ABRY Investors under this Section 4(c) prior to any subsequent Transfer. If the ABRY Investors have elected to purchase Mezzanine Investor Shares hereunder, the Transfer of such shares shall be consummated as soon as practical (but in any case not more than 45 days) after acceptance of the applicable Offer Notice.

(d) Permitted Transfers. The restrictions set forth in Section 4(a), Section 4(b) and Section 4(c) above shall not apply with respect to any Transfers made in connection with an Approved Company Sale (as defined in Section 5 hereof) or:

(i) in the case of a Member that is an individual, a Transfer of Member Shares pursuant to applicable laws of descent and distribution or among such individual’s Family Group, which shall include trusts formed exclusively for estate planning purposes for the benefit of one or more of the foregoing, and in each case so long as such Member Shares are “vested”;

(ii) in the case of any other Member, a Transfer of Member Shares to an Affiliate of that Member or an employee of that Member or an employee of an Affiliate of that Member;

(iii) in the case of any Management Investor who ceases to be employed by the Company or its Subsidiaries, solely with respect to “vested” Series B Shares, a Transfer of Member Shares to the Company or ABRY Investors pursuant to the applicable Incentive Share Purchase Agreement;

(iv) in the case of any Mezzanine Investor, solely with respect to Series C Shares, a Transfer of Member Shares to the transferee of a bona fide Transfer of Senior Preferred Shares held by such Mezzanine Investor (or to an Affiliate of such transferee);

(v) in the case of any Member, a Transfer of Member Shares to any Person that is approved by the majority of the votes of the Company’s Directors that are not designees of such Member (or, in the case where such Member does not have the ability to independently designate a Director pursuant to Article 2 hereof, the majority of the votes of the Company’s Directors that are not designees of such Member’s applicable group of Members);

(vi) in the ease of any New Mezzanine Investor, a Transfer of Member Shares to any Permitted New Mezzanine Investor (or to an Affiliate of a Permitted New Mezzanine Investor);

(vii) in the case of PennantPark, a pledge of its Member Shares to PennantPark Lender pursuant to the PennantPark Credit Agreement; provided, however, that in the event of a subsequent Transfer of such Member Shares by PennantPark to PennantPark Lender upon foreclosure by PennantPark Lender or otherwise, (A) prior to making such Transfer, the Company and the ABRY Investors shall be entitled to repurchase such Member Shares at a purchase price equal to the Fair Market Value (as defined in the LLC Agreement) of such Member Shares (determined as of the date of such Transfer to PennantPark Lender) and (B) if neither the Company nor any ABRY Investor elects to repurchase such Member Shares pursuant to foregoing clause (A) on or prior to the 30th day after receipt of written notice by PennantPark of its intention to Transfer such Member Shares to PennantPark Lender, then such Transfer shall be permitted so long as such Transfer complies with the final paragraph of this Section 4(d); and

(viii) in the case of ARCC, a pledge of its Member Shares to ARCC Lender pursuant to the ARCC Credit Agreement; provided, however, that in the event of a subsequent Transfer of such Member Shares by ARCC to ARCC Lender upon foreclosure by ARCC Lender or otherwise, (A) prior to making such Transfer, the Company and the ABRY Investors shall be entitled to repurchase such Member Shares at a purchase price equal to the Fair Market Value (as defined in the LLC Agreement) of such Member Shares (determined as of the date of such Transfer to ARCC Lender) and (B) if neither the Company nor any ABRY Investor elects to repurchase such Member Shares pursuant to foregoing clause (A) on or prior to the 30th day after receipt of written notice by ARCC of its intention to Transfer such Member Shares to ARCC Lender, then such Transfer shall be permitted so long as such Transfer complies with the following paragraph.

Transferees described in clauses (i) through (viii) above shall be such Member’s “Permitted Transferees”. Notwithstanding anything to the contrary contained herein, in the case of any Transfer to a Permitted Transferee, the restrictions contained in this Section 4 shall continue to be applicable to the Member Shares after any such Transfer and provided further that the Transferee(s) of such Member Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Member Shares so Transferred and the holder thereof. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee.

(e) Termination of Restrictions. The restrictions on the Transfer of Member Shares set forth in this Section 4 shall continue with respect to each Member Share until the earlier of (i) the consummation of a Qualified Public Offering (except as provided in an Incentive Share Agreement) or a Sale of the Company or (ii) the date on which such Member Share has been Transferred pursuant to Section 5.

Section 5. Sale of Company.

(a) If the holders of a majority of the outstanding ABRY Investor Shares (“Approving Holders”) approve a bona fide Sale of the Company to a Person that is not an Affiliate of ABRY Partners, LLC or any ABRY Investor (an “Approved Company Sale”), then each holder of Member Shares will consent to and raise no objections against the Approved Company Sale and the New Mezzanine Investors shall be given at least ten (10) days prior written notice of any such Approved Company Sale. If the Approved Company Sale is structured as a sale of assets, merger or consolidation, then each holder of Member Shares shall vote for or consent to, and waive any dissenters rights, appraisal rights or similar rights in connection with, such sale, merger or consolidation. If the Approved Company Sale is structured as a Transfer of Member Shares, then each holder of Member Shares shall Transfer all of his or its Member Shares and rights to acquire Member Shares on the terms and conditions approved by Approving Holders. Each holder of Member Shares shall take all necessary or desirable actions in connection with the consummation of an Approved Company Sale as requested by Approving Holders, including executing a sale contract pursuant to which each holder of Member Shares will severally (but not jointly) make representations and warranties concerning solely (i) the beneficial ownership of the Member Shares (if any) to be sold by such holder, and (ii) such holder’s ability to execute such sale contract and necessary ancillary documents and perform the obligations thereunder, and provide indemnities solely in respect of such representations and warranties made by such holder. Each holder of Member Shares agrees that, if the Approving Holders so request, the agreements relating to the Approved Company Sale may provide for indemnity by each holder of Member Shares in respect of representations and warranties regarding the Company, its Subsidiaries and their respective assets, properties, liabilities, operations and businesses (collectively, the “Company Reps”) not made by such holder of Member Shares, so long as the sole source for payment of any such indemnity (a “Company Loss”) will be funds deposited in escrow for such purpose or otherwise segregated and withheld from the proceeds otherwise distributed to the selling persons, as Approving Holders may determine, and any Company Losses will be borne by the selling persons as described in Section 6 below.

(b) The obligations of the holders of Member Shares with respect to an Approved Company Sale are subject to the satisfaction of the following conditions: (i) each holder of a particular class or type of the Company’s securities Shares shall receive the same amount and form of consideration as each other holder of such class or type of the Company’s securities or, if any holders of a class or type of the Company’s securities are given an option as to the form or amount of consideration to be received, each holder of such class or type of Member Shares shall be given the same option; and (ii) each holder of then currently exercisable rights to acquire Member Shares shall be given an opportunity to exercise such rights prior to the consummation of the Approved Company Sale and participate in such sale as a holder of such Member Shares.

(c) If the Company or the holders of the Company’s Equity Securities enter into any negotiation or transaction for which Rule 506 promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a sale of assets, merger, consolidation or other reorganization), each holder of Member Shares who is not an “accredited investor,” as that term is defined in Regulation D promulgated under the Securities Act, will, at the request of the Company, appoint either a purchaser representative (as such term is defined in Rule 501) designated by the Company, in which event the Company will pay the fees of such purchaser representative, or another purchaser representative (reasonably acceptable to the Company), in which event such holder will be responsible for the fees of the purchaser representative so appointed.

(d) All holders of Member Shares will bear their respective share (as described in Section 6) of the costs of any actual or proposed Approved Company Sale to the extent such costs are incurred for the benefit of all such holders of Member Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Member Shares on their own behalf will not be considered costs of the Approved Company Sale; provided that in any event the Company shall pay the reasonable attorney’s fees and expenses of one counsel (which may also be the Company’s counsel) to represent the interests of all holders of each class and type of Member Shares, which counsel shall be chosen by the holders of such Member Shares in connection with the Approved Company Sale.

(e) Termination of Restrictions and Requirements. The restrictions and requirements set forth in this Section 5 will continue with respect to the Member Shares and their holders until the consummation of a Qualified Public Offering.

Section 6. Distributions upon Sale of the Company or Tag-Along Sale. Prior to a Qualified Public Offering, in the event of a Sale of the Company or a Transfer of Member Shares pursuant to Section 4(b), each participating holder of Member Shares shall receive in exchange or consideration for the Member Shares held by such holder the same portion of the aggregate consideration from such transaction (net of expenses and losses of the types described below, but net of the amount of Company Losses and costs of the type described in Section 5(d) paid from the proceeds of the Approved Company Sale) that such holder would have received if such aggregate net consideration had been distributed by the Company in accordance with the rights and preferences set forth in the LLC Agreement as in effect immediately prior to such sale or exchange (and, if less than all of the Equity Securities of the Company are included in such transaction, then the allocation of such aggregate net consideration shall be determined as if the Equity Securities included in such transaction (whether or not pursuant to this Agreement) were all of the Equity Securities of the Company then outstanding). Each holder of Member Shares shall take all necessary or desirable actions in connection with the distribution of the aggregate net consideration from such sale or exchange as requested by the Company. A Member’s “share” of any loss or expense described in Sections 4(b), 5(a) or 5(d) shall be the amount required to be paid by such Member so that subsequent to such holder’s payment, the net portion of the aggregate consideration received by such holder is equal to the amount that such holder would have received if the Company had paid such costs and the aggregate consideration received by all holders or the Company in the transaction in question, net of all such losses and expenses, had been distributed by the Company as described in the first sentence of this Section 6.

Section 7. Public Offering.

(a) In the event that the Board approves an underwritten public offering and sale of Equity Securities of the Company or a Successor Corporation pursuant to an effective registration statement under the Securities Act (a “Public Offering”), including pursuant to the Registration Rights Agreement, then the Company and all holders of Member Shares shall take all necessary or desirable actions in connection with such public offering as the Board reasonably requests. Without limiting the generality of the foregoing, (i) if requested, the Company and all holders of Member Shares shall take such actions as may be necessary or desirable for the Company and/or one or more of its Subsidiaries to convert to a corporate form, including the approval of a merger of the Company and/or one or more of its Subsidiaries with and into a corporation, with the result that each Member shall hold capital stock of such surviving corporation (the “Successor Corporation”) with relative rights, preferences and privileges substantially equivalent to the Member Shares held by such Person, and (ii) the Company and the Members that are parties thereto shall take such actions as may be necessary or desirable to cause the Company or the Successor Corporation and such Members to have rights and obligations that are comparable to those set forth in this Agreement, the Senior Preferred Purchase Agreement, the LLC Agreement, the Investor Securities Purchase Agreements, the Incentive Share Purchase Agreements and the Registration Rights Agreement. Notwithstanding the foregoing, if the Board so elects in connection with a Public Offering of common stock of the Successor Corporation, the capital stock to be issued in respect of the Member Shares will consist of common stock of the class issued in such Public Offering, and such shares of common stock (“Successor Shares”), valued for this purpose at the Public Offering price, will be allocated among the holders of Member Shares as if they were distributed in accordance with Section 7.2 of the LLC Agreement as in effect immediately prior to such conversion.

(b) Following the issuance of Successor Shares to the holders of Management Investor Shares in connection with a Public Offering and until such time as the ABRY Investors have received aggregate net cash proceeds from distributions paid under the LLC Agreement (or from the sale of ABRY Investor Shares to one or more third parties) in an aggregate amount equal to the original cost of all of the ABRY Investor Shares acquired by the ABRY Investors from and after the date hereof, no holder of Management Investor Shares shall Transfer any Successor Shares in a Public Sale, except that during such period each such holder shall (subject to any restrictions provided under applicable law, any holdback or lockup agreement to which such holder is a party, and any restrictions imposed by the managing underwriters of the relevant Public Offering) be entitled to participate in each Transfer of Successor Shares by the ABRY Investors pursuant to a Public Sale by selling a percentage of such holder’s Successor Shares in such Transfer equal to the percentage obtained by dividing (x) the total number of Successor Shares proposed to be sold in such Transfer by the ABRY Investors by (y) the total number of Successor Shares owned by the ABRY Investors prior to such Transfer. The rights and restrictions set forth in this Section 7(b) shall terminate upon the receipt by the ABRY Investors of aggregate net cash proceeds from distributions paid under the LLC Agreement (or from the sale of ABRY Investor Shares to one or more third parties) in an aggregate amount equal to the original cost of all of the ABRY Investor Shares acquired by the ABRY Investors from and after the date hereof.

Section 8. Holdback Agreements.

(a) Each Member shall not effect any public sale or distribution (including sales pursuant to Rule 144) of Equity Securities of the Company during (i) the seven days prior to and the 180-day period beginning on the effective date of a Public Offering that is the Company’s “initial” Qualified Public Offering or (ii) during the seven days prior to and the 90-day period beginning on the effective date of any subsequent Public Offering, in each case except as part of such underwritten registration unless the underwriters managing the registered public offering otherwise agree; provided, however, that in each case such Member shall have no obligation to enter into the agreement described herein unless all executive officers and directors of the Company that are Members and all holders of more than 1% the Company’s Equity Securities enter into a similar agreement.

(b) The Company shall not effect any public sale or distribution of its Equity Securities during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration (as defined in the Registration Rights Agreement) or any underwritten Piggyback Registration (as defined in the Registration Rights Agreement) (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

Section 9. Preemptive Rights.

(a) Except for issuances of Equity Securities (i) to any employee, director or independent contractor of, or consultant to, the Company or any of its Subsidiaries that are approved by the Board, (ii) issued as a dividend or share split of any Equity Securities then outstanding or in any transaction contemplated by Section 7, (iii) pursuant to a Public Offering, (iv) upon the conversion, exercise or exchange in accordance with its terms, (v) to the sellers of a company or business (or any related assets) acquired by the Company or its Subsidiary as part or all of the acquisition consideration, (vi) upon the conversion, exercise or exchange in accordance with its terms of any other Equity Security issued in accordance with the terms of this Section 9, (v) in respect of Capital Leases (as defined in the Note Purchase Agreement) or (vi) to the New Mezzanine Investors on the date hereof pursuant to the New Investor Securities Purchase Agreement, if the Company authorizes the issuance or sale of any of its Equity Securities, the Company shall offer to sell to each Member who holds Series A Shares or Series C Shares (such Member, an “Eligible Member”) a portion of such Equity Securities equal to the quotient determined by dividing (1) the number of Points for the Equity Securities of the Company held by such holder by (2) the aggregate number of Points for the Equity Securities of the Company then outstanding on a fully diluted basis. Each Eligible Member shall be entitled to purchase such Equity Securities at the most favorable price and on the most favorable terms as such Equity Securities are to be offered to any other Persons; provided that if such Equity Securities are being issued in connection with the making of a loan by or the issuance of debt or debt-like securities of the Company to a Person, any Eligible Member seeking to exercise their rights to purchase such Equity Securities under this Section 9 must also make such loan or purchase such debt or debt-like securities on the same terms and conditions as such other Person.

(b) In order to exercise its purchase rights under Section 9(a), an Eligible Member must within 15 Business Days after receipt of written notice (an “Issuance Notice”) from the Company describing in reasonable detail the Equity Securities being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the Equity Securities offered to the Eligible Members are not fully subscribed by such holders, the remaining Equity Securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

(c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Equity Securities which the Eligible Members have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Equity Securities offered or sold by the Company after such 90-day period must be reoffered to the Eligible Members pursuant to the terms of this Section 9.

(d) Notwithstanding anything to the contrary set forth in this Section 9, the Company may proceed with any issuance of Equity Securities prior to having complied with the provisions of Section 9; provided that the Company shall, within 30 days after the consummation of such issuance of Equity Securities (and in any event prior to making any distributions in respect of such Equity Securities purchased in connection therewith):

(i) provide to each Eligible Member (x) notice of the issuance of such Equity Securities and (y) the Issuance Notice described in Section 9(a) in which the actual price per share of Equity Securities shall be set forth, and permit such Eligible Members to exercise such purchase rights under this Section 9 with respect thereto; and

(ii) include in the subscription (or similar) agreement with the purchaser(s) of the Equity Securities a provision permitting the Company to repurchase such securities in an amount necessary to satisfy the elections made by Preemptive Holders in accordance with the provisions of Section 9 in response to the Issuance Notice furnished to such Eligible Holders.

(e) The rights of the Eligible Members under this Section 9 shall terminate upon the consummation of a Qualified Public Offering.

Section 10. Transfer. Prior to Transferring any Member Shares to any Person, the Member Transferring such Member Shares shall cause the prospective Transferee (i) to be bound by this Agreement to the same extent as the Member Transferring such Member Shares and (ii) to execute and deliver to the Company and the other Members a counterpart of this Agreement.

Section 11. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Member Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Member Shares as the owner of such shares for any purpose.

Section 12. Amendment and Waiver.

(a) No modification, amendment or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment or waiver is approved in writing by a Majority of the Members; provided that: (i) no such modification, amendment or waiver will adversely affect the rights hereunder of any of the parties hereto when compared with its effect on the other similarly situated parties hereto without the prior written approval of a majority in interest of such adversely affected parties, (ii) no such modification, amendment or waiver will adversely affect the rights hereunder of any holder of Series C Shares without the prior written approval of the holders of Series C Shares constituting a Series C Majority and (iii) modification, amendment or waiver shall adversely affect the rights of any Member to appoint a Board Observer without the written consent of such Member. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b) Notwithstanding anything in this Section 12 to the contrary, a modification, amendment or waiver made to reflect (A) the terms and conditions of any new class or series of Equity Securities (with respect to such Equity Securities) and any restrictions, rights, preferences and privileges associated therewith or (B) the restrictions on or rights of any Person who purchases Equity Securities after the date hereof (with respect to such Equity Securities) shall, in each case, require only the approval of the Company and a Majority of the

Members and not the approval of any Member; provided that no such modification, amendment or waiver will adversely affect the rights hereunder of any of the parties hereto when compared with its effect on the other similarly situated parties hereto without the prior written approval of a majority-in-interest of such adversely-affected parties.

Section 13. Disclosure of Information; Confidentiality. Each party to this Agreement agrees that it shall not disclose to any third party any Confidential Information it obtains as a result of entering this Agreement, exercising its rights to information under this Agreement, or as a result of becoming a holder of Shares in the Company. For the purpose hereof, the term “Confidential Information” means any proprietary, non-public information about the Company or any of its Subsidiaries that includes: (a) any information so designated by the Company or any of its Subsidiaries; and (b) any information concerning the clients, customers, or prospective customers, potential acquisition candidates, prices, services, materials, business practices and procedures, revenues, expenses, profits, margins, or other financial information of or pertaining to the Company or any of its Subsidiaries; provided that “Confidential Information” shall not include information which is in the public domain, which is lawfully obtained from a third party independently of this Agreement, or which is independently developed by a party hereto; and provided further, that each party hereto may disclose any such information (i) to the extent such disclosure is required by law or requested by any regulatory or supervisory authority, (ii) in connection with any transfer of Shares, so long as such proposed transferee agrees to non-disclosure requirements consistent with this Section 13 or (iii) to such party’s current or potential investors; provided, however, that in the case of clause (iii), any such party disclosing Confidential Information to its current or potential investors shall only disclose those portions of such Confidential Information that are reasonably necessary to be disclosed, in the case of current investors, for tax and financial reporting purposes, and, in the case of potential investors, for such potential investors to evaluate their potential investment; and provided, further, that in the case of clause (iii), any such party disclosing Confidential Information to its current or potential investors shall be responsible for any breach of such current or potential investor’s confidentiality obligations.

Section 14. Information Rights. Subject to the obligations set forth in Section 13 hereof, so long as any Member holds, and continues to hold, any Series A Shares (and in the case of a Management Investor, such Management Investor continues to be an employee of the Company or its Subsidiaries), the Company shall deliver, or cause to be delivered to such Member:

(a) within forty-five (45) days after the end of each of the first two months of any fiscal quarter, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the last day of such fiscal month and the related statements of income and cash flow for that portion of such fiscal year then-ending, in each case, commencing with the first full fiscal month ending after the one year anniversary of the date hereof, setting forth in comparative form the figures for the corresponding period in the prior fiscal year, which financial statements shall be prepared in accordance with GAAP consistently applied (subject to normal year-end adjustments and the absence of footnotes);

(b) within forty-five (45) days after the end of each of the first three (3) fiscal quarters of any fiscal year of the Company, and within sixty (60) days after the end of the fiscal quarter ending September 30, 2008 and the last fiscal quarter of any such fiscal year, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the last day of such fiscal quarter and the related statements of income and cash flow for that portion of such fiscal year then-ending (except that no cash flow statements shall be required for the fiscal quarter ending September 30, 2008), in each case in each case, commencing with such financial statements for the first full fiscal month ending after the one year anniversary of the date hereof, setting forth in comparative form the figures for the corresponding period in the prior fiscal year, which financial statements shall be prepared in accordance with GAAP consistently applied (subject to normal year-end adjustments and the absence of footnotes); and

(c) within one hundred fifty (150) days after the end of the fiscal year ending December 31, 2008 and one hundred twenty (120) days after the end of each fiscal year of the Company thereafter, an audited consolidated balance sheet of the Company and its Subsidiaries as of the last day of such fiscal year and the related statements of income and cash flow for such fiscal year (except that such financial statements for fiscal year ending December 31, 2008 shall include the Company and its Subsidiaries (other than ChartOne, Inc.) for the full year, and ChartOne, Inc. for the period commencing on the date hereof through December 31, 2008), in each case, commencing with the fiscal year ending December 31, 2010, setting forth in comparative form the figures for the prior fiscal year, which financial statements shall be prepared in accordance with GAAP consistently applied and shall be certified without qualification, by an independent certified public accounting firm of national standing selected by the Company or its Subsidiaries.

Section 15. Notices. All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) on the date of personal delivery to the recipient or an officer of the recipient, or (b) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (c) on the Business Day following the date when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested. Such notices, demands and other communications shall be sent to each Member to the address set forth on the applicable Schedule hereto and to the Company at the address indicated below:

The Company’s address is:

CT Technologies Holdings, LLC

875 North Michigan Avenue

Suite 3640

Chicago, Illinois 60611

Facsimile: (312) 255-0060

Attention: Patrick J. Haynes, III

Copies of notices to the Company (which will not constitute notice to the Company) shall be sent to:

ABRY Partners, LLC

111 Huntington Avenue, 30th Floor

Boston, MA 02199

Facsimile: (617) 859-7205

Attention: Jay Grossman, Erik Brooks, Hilary Grove

and

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022

Facsimile: (212) 446-4900

Attention: Armand A. Della Monica

Section 16. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under Delaware’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Section 17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 18. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including the Existing Agreement). This Agreement shall be deemed effective on the date hereof upon the execution hereof.

Section 19. Binding Effect. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Members and any subsequent holders of Member Shares and the respective successors and assigns of each of them, so long as they hold Member Shares; provided that none of the rights of ARCC (or any of its Affiliates), in its capacity as a Continuing Series C

Share Holder, pursuant to the definition of the terms “Series C Majority,” Section 2(a) or Section 2(d) may be assigned (other than to an Affiliate of ARCC) in each case without both the prior written consent of the Company and approval of the Board.

Section 20. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 21. Remedies. The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Member may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

Section 22. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 23. No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 24. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

Section 25. Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH

MEMBER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH MEMBER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE COMPANY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 26. Time is of the Essence. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day that is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a Business Day.

*    *    *    *

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

CT TECHNOLOGIES HOLDINGS, LLC

By:	/s/ Michael J. Lebetz
Name:	Michael J. Lebetz
Title:	Vice President and Secretary

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

ABRY SENIOR EQUITY II, L.P.

By:	ABRY Senior Equity Investors II, L.P., Its General Partner

By:	ABRY Senior Equity Holdings II, LLC, Its Sole General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Signatory

ABRY SENIOR EQUITY II-A, L.P.

By:	ABRY Senior Equity Investors II, L.P., Its General Partner

By:	ABRY Senior Equity Holdings II, LLC, Its Sole General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Signatory

ABRY SENIOR EQUITY CO-INVESTMENT FUND, L.P.

By:	ABRY Senior Equity Co-Investment GP, LLC Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Signatory

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

ABRY INVESTORS:

ABRY PARTNERS V, L.P.

By:	ABRY V Capital Partners, L.P., Its General Partner

By:	ABRY V Capital Investors, LLC, Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Signatory

ABRY PARTNERS V AFFILIATED INVESTORS, L.P.

By:	ABRY V Capital Partners, L.P., Its General Partner

By:	ABRY V Capital Investors, LLC, Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Signatory

ABRY INVESTMENT PARTNERSHIP, L.P.

By:	ABRY Investment GP, LLC, Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Signatory

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

ABRY PARTNERS VI, L.P.

By:	ABRY VI CAPITAL PARTNERS, LP., Its General Partner

By:	ABRY VI Capital Investors, LLC, Its General Partner

By:	/s/ Jay Grossman
Name:	Jay Grossman
Title:	Authorized Signatory

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

ARES CAPITAL CORPORATION, a Maryland corporation

By:	/s/ Joshua M. Bloomstein
Name.	Joshua M. Bloomstein
Title:	Authorized Signatory

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

PENNANTPARK INVESTMENT CORPORATION

By:	/s/ Arthur Penn
Name:	Arthur Penn
Title:	CEO

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

NEW YORK LIFE INVESTMENT MANAGEMENT MEZZANINE PARTNERS II, LP

By:	NYLIM Mezzanine Partners II GenPar, LP,
Its General Partner

By:	NYLIM Mezzanine Partners II GenPar GP, LLC,
Its General Partner

By:	/s/ Susan Ruskin
Name:	Susan Ruskin
Title:	Vice President

NYLIM MEZZANINE PARTNERS II PARALLEL FUND, LP

By:	NYLIM Mezzanine Partners II GenPar, LP,
Its General Partner

By:	NYLIM Mezzanine Partners II GenPar GP, LLC,
Its General Partner

By:	/s/ Susan Ruskin
Name:	Susan Ruskin
Title:	Vice President

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

DLJ INVESTMENT PARTNERS III, L.P.

By:	DLJ Investment Associates III, L.P.,
Its General Partner

By:	DLJ Investment Partners, Inc.,
Its General Partner

By:	/s/ Doug Ladden
Name:	Doug Ladden
Title.	Principal

DLJ INVESTMENT PARTNERS, L.P.

By:	DLJ Investment Associates III, LP.,
Its General Partner

By:	DLJ Investment Partners, Inc.,
Its General Partner

By:	/s/ Doug Ladden
Name:	Doug Ladden
Title:	Principal

IP III PLAN INVESTORS, L.P.

By:	DLJ LBO Plans Management Corporation,
Its Managing General Partner

By:	/s/ Edward Nadel
Name:	Edward Nadel
Title:	Vice President

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

WAVELAND, LLC

By:	/s/ Patrick J. Haynes, III
Name:	Patrick J. Haynes, III
Title:	Sole Manager

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Michael J. Labedz
Michael J. Labedz

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ James Twellman
James Twellman

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Gerald L. Hansberger
Gerald L. Hansberger

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Brian Grazzini
Brian Grazzini

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Steve Roberts
Steve Roberts

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written

MANAGEMENT INVESTORS:

/s/ Clorie Robinson
Clorie Robinson

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Matthew J. Rohs
Matthew J. Rohs

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Larry Armold
Larry Armold

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Torrey Barnhouse
Torrey Barnhouse

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Kerry de Vallette
Kerry de Vallette

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Lisa Fleming
Lisa Fleming

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Gene Guertin
Gene Guertin

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Daniel H. Linker III
Daniel H. Linker III

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Joan Moreau
Joan Moreau

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Cheryl R. Schmidt
Cheryl R. Schmidt

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Susan Schneider
Susan Schneider

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Keith W. Thomas
Keith W. Thomas

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Amber Doster
Amber Doster

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ David Hamilton
David Hamilton

[Signature Page to the Members Agreement]

SIGNATURE PAGE TO MEMBERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Members Agreement on the day and year first above written.

MANAGEMENT INVESTORS:

/s/ Cindy L. Kellogg
Cindy L. Kellogg

[Signature Page to the Members Agreement]

SCHEDULE OF ABRY INVESTORS

SCHEDULE OF MEZZANINE INVESTORS

SCHEDULE OF NEW MEZZANINE INVESTORS

SCHEDULE OF MANAGEMENT INVESTORS